Exhibit 99.1

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR 2015

MILPITAS, CA, April 1, 2015 — Sigma Designs® (NASDAQ: SIGM), a leading provider of system-on-chip (SoC) solutions for SmartTV, Internet of Things (IoT) for Smart home, Media Connectivity and Set-Top-Boxes (STBs), today reported financial results for its fourth fiscal quarter and fiscal year 2015, which ended January 31, 2015.

Fourth Quarter Fiscal 2015 Financial Results

Net revenue for the fourth quarter of fiscal 2015 was $54.8 million, up $1.1 million, or 2%, from $53.8 million in the third quarter of fiscal 2015, and up $16.3 million, or 42%, from $38.5 million in the fourth quarter of fiscal 2014.

GAAP gross margin was 48.7% in the fourth quarter of fiscal 2015. This compares with a GAAP gross margin of 49.3% in the prior quarter and 57.3% in the fourth quarter of fiscal 2014.

Non-GAAP gross margin in the fourth quarter of fiscal 2015 was 50.8%. This compares with a non-GAAP gross margin of 51.4% in the prior quarter and 61.1% in the fourth quarter of fiscal 2014.

GAAP operating expenses in the fourth quarter of fiscal 2015 were $29.1 million, compared with GAAP operating expenses of $27.8 million in the third quarter of fiscal 2015 and $27.1 million in the fourth quarter of fiscal 2014.

Non-GAAP operating expenses in the fourth quarter of fiscal 2015 were $26.1 million, compared with non-GAAP operating expenses of $24.8 million in the third quarter of fiscal 2015 and $24.3 million in the fourth quarter of fiscal 2014.

GAAP net loss in the fourth quarter of fiscal 2015 was $3.6 million, or $0.10 per share. This compares with a GAAP net loss of $0.6 million, or $0.02 per share, for the previous quarter and GAAP net income of $1.3 million, or $0.04 per share, in the same period last year.

Non-GAAP net income in the fourth quarter of fiscal 2015 was $1.5 million, or $0.04 per diluted share. This compares with non-GAAP net income of $1.5 million, or $0.04 per diluted share, in the previous quarter and a non-GAAP net loss of $4.5 million, or $0.13 per diluted share, in the same period last year.

Fiscal Year 2015 Financial Results

Net revenue in fiscal 2015 was $188.3 million, a decrease of $10.9 million, or 5.5%, from $199.2 million in the previous year.

GAAP gross margin in fiscal 2015 was 50.6%, compared with 54.3% in fiscal 2014.

Non-GAAP gross margin in fiscal 2015 was 53.0%, compared with 57.5% in fiscal 2014.

GAAP operating expenses in fiscal 2015 were $113.2 million, compared with $117.7 million in fiscal 2014.

Non-GAAP operating expenses in fiscal 2015 were $101.2 million, compared with $105.5 million in fiscal 2014.

GAAP net loss in fiscal 2015 was $21.7 million, or a net loss of $0.63 per share. This compares with a GAAP net loss of $11.0 million, or a net loss of $0.32 per share, in fiscal 2014.

Non-GAAP net loss in fiscal 2015 was $4.1 million, or a net loss of $0.12 per diluted share. This compares with non-GAAP net income of $1.1 million, or net income of $0.03 per diluted share, in fiscal 2014.

The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in the reconciliation table immediately following the GAAP financial tables below.

Management Comment

“We are pleased to report another quarter of sequential revenue growth in Q4, which comes after Q3, our seasonally strongest quarter. We also delivered continued non-GAAP profitability for the second quarter in a row,” said Thinh Tran, president and CEO of Sigma Designs, Inc. “We achieved this revenue growth through a combination of increased customer volumes for our new Smart TV chipsets and substantial growth in our IoT devices. We are committed to sustaining this momentum by securing increased customer deployments to continue to drive the top line while maintaining our focus on sustained profitability.”

Recent Highlights

●

We introduced the STV7703 Ultra HD High Dynamic Range (HDR) Smart TV chipset, a single-chip solution that is ideal for the next generation Ultra HD 60Hz Smart TVs. Together with a companion Ultra HD FRC chip, the STV7703 can provide an ideal solution for high end Ultra HD 120Hz TVs.

●	We announced that our Z-Wave chips achieved a milestone in fiscal 2015, reaching 35 million installed devices worldwide.

●	We announced that Z-Wave chips now support Korea’s open frequency, which continues to open new served markets in Asia.

●	We announced that Samsung’s SmartThings and LG Uplus have joined the Z-Wave Alliance Board of Directors.

●

We announced collaboration with Dolby Laboratories to bring enhanced 4K Ultra HD and HD TV to consumers through the use of Dolby Vision, a new imaging technology, which is now supported on our STV7603 and STV7701 Smart TV chipsets.

●	We announced the support of Civolution NexGuard forensic watermarking technology on Sigma’s latest generation Smart TV chipsets, bolstering the depth of our security solutions.

●	We announced that networking supplier Suttle has selected Sigma Designs’ new G.hn chipset for their G.hn Gigabit Ethernet system.

Investor Conference Call

The conference call relating to Sigma’s fourth quarter and fiscal year 2015 financial results will take place following this announcement at 5:00 p.m. Eastern Time today, April 1, 2015. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR. To listen to the live call, please go to the website at least 10 minutes prior to the commencement of the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the Internet through www.sigmadesigns.com/IR. The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income (loss), which excludes amortization of acquired intangibles, stock-based compensation, the mark-up on purchased inventory sold during the period, facility exit legal expenses, settlement expenses, net impairment of privately-held investments, restructuring charges, impairment of purchased IP, mask sets, design tools used in production and other assets and the gain on the sale of an R&D development project to a third party that Sigma recognized in accordance with GAAP. The tax amounts included in Sigma’s non-GAAP results approximate its operating cash tax expense, similar to the liability reported on Sigma’s tax returns. In the GAAP to non-GAAP reconciliation at the end of this press release, we have disclosed the impact of these income tax adjustments in our calculation of our non-GAAP financial results. Sigma believes that its non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. Sigma believes that all of these excluded expenses may not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Sigma’s activities. Sigma’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our commitment to sustaining momentum by securing increased customer deployments to continue to drive our top line while maintaining our focus on profitability. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures and audit, the financial results for the fourth quarter and fiscal year 2015 are different than the results set forth in this press release, our ability to recognize revenue from design wins, general economic conditions, the ability to recognize the anticipated savings from our restructuring efforts, the rate of growth of SmartTVs, Internet-of-Things, Set-Top-Box and Media Connectivity, the ramp in demand from our Set-Top-Box, television and telecommunication customers, our ability to deploy and achieve market acceptance for our products, and the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, and other risks detailed from time to time in our SEC reports, including our report on Form 10-Q as filed with the SEC on December 12, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a world leader in enabling smart home convergence. The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, Smart TV, connected media players, Internet of Things (IoT) for smart home devices and residential gateways and whole home media connectivity. For more information about Sigma Designs, please visit www.sigmadesigns.com.

Investor Relations Contacts:

Jim Fanucchi

Darrow Associates, Inc.

(408) 404-5400

IR@sigmadesigns.com

Elias Nader, CFO and Corporate Secretary

Sigma Designs, Inc.

IR@sigmadesigns.com

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(GAAP)

(In thousands)

	January 31,	February 1,
	2015	2014
Assets

Current Assets:
Cash and cash equivalents	$83,502	$64,326
Short-term marketable securities	6,347	7,791
Restricted cash	400	1,775
Accounts receivable, net	26,415	27,647
Inventory	20,445	20,403
Deferred tax assets	3,319	4,144
Prepaid expenses and other current assets	8,805	8,069
Total current assets	149,233	134,155

Long-term marketable securities	4,249	15,505
Software, equipment and leasehold improvements, net	21,594	27,089
Intangible assets, net	24,642	29,780
Deferred tax assets, net of current portion	687	439
Long-term investments and notes receivable, net of current portion	3,267	3,873
Other non-current assets	1,661	4,934

Total assets	$205,333	$215,775

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$21,207	$16,184
Accrued compensation and related benefits	6,806	6,288
Accrued liabilities	22,894	19,813
Total current liabilities	50,907	42,285

Other long-term liabilities	11,136	15,099
Total liabilities	62,043	57,384

Shareholders’ equity	143,290	158,391

Total liabilities and shareholders' equity	$205,333	$215,775

SIGMA DESIGNS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (GAAP)

(In thousands, except per share data)

	Three months ended			Fiscal Year Ended
	January 31, 2015	November 1, 2014	February 1, 2014	January 31, 2015	February 1, 2014

Net revenue	$54,846	$53,784	$38,497	$188,313	$199,193
Cost of revenue	28,126	27,272	16,451	92,967	91,052
Gross profit	26,720	26,512	22,046	95,346	108,141
Gross margin percent	48.7%	49.3%	57.3%	50.6%	54.3%

Operating expenses:
Research and development	17,324	16,603	16,634	67,482	73,162
Sales and marketing	5,806	5,559	4,820	22,290	21,637
General and administrative	5,247	4,808	4,729	19,641	19,640
Restructuring charges	(3)	(18)	267	999	2,261
Impairment of IP, mask sets and design tools	689	856	675	2,811	1,013
Total operating expenses	29,063	27,808	27,125	113,223	117,713

Loss from operations	(2,343)	(1,296)	(5,079)	(17,877)	(9,572)
Gain on sale of development project	-	-	-	-	1,079
Interest and other income (expense), net	661	188	(164)	1,169	394

Loss before income taxes	(1,682)	(1,108)	(5,243)	(16,708)	(8,099)
Provision for (benefit from) income taxes	1,928	(551)	(6,496)	4,993	2,950

Net income (loss)	$(3,610)	$(557)	$1,253	$(21,701)	$(11,049)

Net income (loss) per share:
Basic	$(0.10)	$(0.02)	$0.04	$(0.63)	$(0.32)
Diluted	$(0.10)	$(0.02)	$0.04	$(0.63)	$(0.32)
Shares used in computing net income (loss) per share:
Basic	35,036	34,790	34,421	34,693	34,206
Diluted	35,036	34,790	34,502	34,693	34,206

SIGMA DESIGNS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(Unaudited)

(In thousands, except per share data)

	Three months ended			Fiscal year ended
	January 31,	November 1,	February 1,	January 31,	February 1,
	2015	2014	2014	2015	2014

Net Revenue	$54,846	$53,784	$38,497	$188,313	$199,193

GAAP net income (loss)	$(3,610)	$(557)	$1,253	$(21,701)	$(11,049)

GAAP Gross Profit	$26,720	$26,512	$22,046	$95,346	$108,141

Items reconciling GAAP Gross Profit to Non-GAAP Gross Profit:
COST OF REVENUE
Stock based compensation expense	(39)	(49)	(53)	(189)	(266)
Amortization of acquired intangibles	(1,062)	(1,062)	(1,403)	(4,281)	(5,644)
Restructuring charges	(15)	-	(12)	(66)	(45)
Mark-up on inventory acquired in business combinations sold during the period	-	-	-	-	(436)
Non-GAAP Gross Profit	27,836	27,623	23,514	99,882	114,532
Non-GAAP Gross Margin %	50.8%	51.4%	61.1%	53.0%	57.5%

OPERATING EXPENSES
Items reconciling GAAP Operating Exp to Non-GAAP Operating Exp:
Stock based compensation expense	(1,662)	(1,654)	(1,374)	(6,089)	(6,548)
Amortization of acquired intangibles	(346)	(345)	(369)	(1,383)	(1,508)
Impairment of IP, mask sets and design tools	(689)	(856)	(675)	(2,811)	(1,424)
Settlement expenses	-	-	-	(107)	(100)
Facility exit legal expense	(258)	(133)	(91)	(614)	(387)
Restructuring charges	3	18	(267)	(999)	(2,261)
Gain on sale of development project	-	-	-	-	1,079
Gain on sales (impairment) of privately held instruments, net	(4)	3	(270)	(602)	(433)
Income tax adjustments	(1,016)	2,055	10,292	(495)	5,826
Total GAAP to Non-GAAP Adjustments	(3,972)	(912)	7,246	(13,100)	(5,756)

Non-GAAP net income (loss)	$1,478	$1,466	$(4,525)	$(4,065)	$1,098

Diluted Non-GAAP net income (loss) per share	$0.04	$0.04	$(0.13)	$(0.12)	$0.03

Shares used in calculating diluted Non-GAAP net income (loss) per share:	35,036	34,790	34,502	34,693	34,206